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                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 22 to the registration statement on Form N-1A (the "Registration Statement") of our report dated February 20, 1998, relating to the financial statements and financial highlights for the year ended December 31,1997 appearing in the December 31, 1997 Annual Report to Shareholders of The Govett Funds, Inc., which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights".



/s/ COOPERS & LYBRAND L.L.P.


Coopers & Lybrand L.L.P.
Boston, Massachusetts
April 14, 1998

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